Exhibit 4.9

     AMENDMENT No. 1 dated as of April 26, 2004 (this “Amendment”), to the Credit Agreement dated as of March 3, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FLEXTRONICS INTERNATIONAL LTD., a Singapore corporation (the “Borrower”), each of the subsidiaries of the Borrower designated as borrowers from time to time, as approved by each Lender, the Issuing Bank and the guarantors thereunder (collectively, the “Designated Borrowers” and, together with the Borrower, the “Borrowers”), the financial institutions party to the Credit Agreement as Lenders (the “Lenders”), and ABN AMRO BANK N.V., as Agent and Collateral Agent.

     A. Pursuant to the Credit Agreement, the Lenders have extended and agreed to extend credit to the Borrowers on the terms and subject to the conditions setforth therein. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement (other than the term “Collateral Agent”, which has the meaning assigned to it in the Guaranty).

     B. The Borrower has requested that the Lenders amend the Credit Agreement, and the Lenders are willing to amend the Credit Agreement, on the terms and subject to the conditions set forth herein.

     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Amendment to Schedule 3.01. Section A of Schedule 3.01 is hereby amended by deleting the text “forty-five (45)” after the text “but in no event later than” and substituting the text “seventy-five (75)” in lieu thereof.

     SECTION 2. Representations and Warranties. To induce the other parties to enter into this Amendment, the Borrower represents and warrants to the Agent and to each Lender that:

     (a) This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of such party hereto, enforceable against it in accordance with its terms.

     (b) After giving effect to this Amendment, the representations and warranties set forth in Section IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct as of such earlier date).

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     (c) After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

     SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date first above written when (a) the Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Lenders under this Credit Agreement and the Lenders under the FIUI Credit Agreement whose Combined Proportionate Shares equal or exceed fifty-one percent and (b) the representations and warranties set forth in Section 2 of this Amendment are true and correct.

     SECTION 4. Effect of Amendment. This Amendment shall apply and be effective only with respect to the provision of the Credit Agreement specifically referred to herein and only for the circumstances referred to herein. Any default under this Amendment shall constitute an Event of Default under the Credit Agreement.

     SECTION 5. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

     SECTION 7. Expenses. The Borrowers agrees to reimburse the Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Agent.

     SECTION 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

FLEXTRONICS INTERNATIONAL LTD.,

by

Name:
Title:

ABN AMRO BANK N.V., individually and as Agent and Collateral Agent,

by

Name:

SIGNATURE PAGE TO
FIL CREDIT AGREEMENT AMENDMENT

To Approve the Amendment:

Name of Institution

by

Name:
Title: